I N FRASTRUCTURE | A G I L I T Y | E X P E R T I S E
Globally Diversified Investment Institution Specializing In
Alternative Investment Strategies
This presentation shall not constitute an offer to sell or the solicitation of an offer to buy any securities. Information contained herein is based on data obtained from recognized statistical services, issuer reports or communications, or other sources, believed to be reliable. However, we have not verified such information and we do not make any representations as to its accuracy or completeness. Any statements non-factual in nature constitute only current opinions, which are subject to change. No part of this report may be reproduced in any manner without the prior permission of Clinton Group, Inc. All return figures are net of fees. Total return and value will fluctuate and past performance is no guarantee of future results. The information set forth here should not be construed as an investment recommendation. This presentation should be read in conjunction with important disclosures included with this booklet. CCO Approved 6/1/11
© Clinton Group, Inc. All rights reserved 2012
Enhancing Stockholder Value at The Wet Seal, Inc.
September 2012

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
Important Information About The Solicitation
CLINTON GROUP, INC., CLINTON SPOTLIGHT FUND, L.P., CLINTON SPOTLIGHT MASTER FUND, L.P., CLINTON
MAGNOLIA MASTER FUND, LTD., CLINTON RETAIL OPPORTUNITY PARTNERSHIP, L.P., CLINTON SPECIAL
OPPORTUNITIES MASTER FUND, LTD. AND GEORGE E. HALL (COLLECTIVELY, “CLINTON”) HAVE FILED WITH
THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE CONSENT STATEMENT AND
ACCOMPANYING CONSENT CARD TO BE USED TO SOLICIT WRITTEN CONSENTS FROM THE STOCKHOLDERS OF
THE WET SEAL, INC. IN CONNECTION WITH CLINTON’S INTENT TO TAKE CORPORATE ACTION BY WRITTEN
CONSENT. ALL STOCKHOLDERS OF THE WET SEAL, INC. ARE ADVISED TO READ THE DEFINITIVE CONSENT
STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF WRITTEN CONSENTS BY CLINTON,
RAPHAEL BENAROYA, DORRIT M. BERN, LYNDA J. DAVEY, MINDY C. MEADS AND JOHN S. MILLS
(COLLECTIVELY, THE "PARTICIPANTS") FROM THE STOCKHOLDERS OF THE WET SEAL, INC. BECAUSE THEY
CONTAIN IMPORTANT INFORMATION. INFORMATION RELATING TO THE PARTICIPANTS HAS BEEN INCLUDED
IN THE DEFINITIVE CONSENT STATEMENT FILED ON SEPTEMBER 10, 2012 BY CLINTON WITH THE SEC. THE
DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD HAVE BEEN FURNISHED TO SOME OR
ALL OF THE STOCKHOLDERS OF THE WET SEAL, INC. AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS,
AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, CLINTON WILL
PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD WITHOUT
CHARGE AT HTTP://WWW.MYPROXYONLINE.COM/WETSEAL OR UPON REQUEST.

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
An Opening Thought
 “The problems that exist in the world
today cannot be solved by the level of
thinking that created them.”
— Albert Einstein

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
Wet Seal Company Overview
■ The Wet Seal, Inc. (Nasdaq: WTSL.A) is a women’s specialty retailer that operates 551 stores in 47 States and Puerto Rico, and e-commerce sites
▪ Company operates two concepts
 – Wet Seal
 o A junior apparel brand for girls and young women aged 15 to 23
 o Trend-focused apparel and accessories at affordable prices
 o 469 stores that average 4,000 square feet
– Arden B
 o A fashion brand for women aged 25 to 39
 o Contemporary fashion, dresses, sportswear and accessories at value price points
 o 82 stores that average 3,100 square feet
▪ Board recently fired CEO without a replacement and shifted strategies
▪ We believe the Company has a tremendous, untapped, opportunity to create value for stockholders:
 – Company has great locations in many of the best malls in the country
 – The brand remains strong among the key demographic
 – The “fast fashion” market is robust and growing
 – Tremendous operating leverage in the business model
Source: Company filings and investor presentations.

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
The Company Has Performed Poorly In Recent Years
▪ Hallmarks of underperformance are objective and clear:
 – Stock has been cut in half under tenure of this Board(1)
 – Stock has underperformed peers in trailing 1, 2, 3, 4, 5, 6 and 7 years
 – Stock is down 43% in the year leading up to our consent solicitation
 – Operating and financial metrics worse than peers(2)
 – Same store sales down in 72% of the last 60 months; eCommerce down too
 – EBITDA margin, ROIC and sales per square foot all worse than peers
 – Balance sheet is extremely inefficient, with $145 million of cash
▪ The Company has lost a step competitively and is strategically adrift
 – Competitors have been born in the mold of Wet Seal, but have now taken significant share and are besting the Company at its own game
 – Meanwhile, the Company has shifted strategy several times without effect
 – The Arden B concept appears to have no defined future or strategy and is losing money and distracting the Company

▪ The analyst community has lost faith, as have investors
 – Four of six analysts rate the stock “neutral” despite its low valuation metrics
 – Stock was trading at multi-year low before we announced the consent solicitation
Source: Company filings and investor presentations.
(1)Measured from March 3, 2006 (when the last of the current directors joined the Board) until August 22, 2012. After the close of trading on August 22, 2012, Clinton Group, Inc. announced publicly its intention to solicit fellow stockholders for their written consent to remove four members of the Board of Directors and to replace them and fill the one existing vacant position with independent director nominees. See page 9.
(2)See pages 10-13.

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
This Board Is to Blame for the Company’s Performance
 ▪ Incumbent Board has little relevant experience
 – In the absence of such experience, the Board, we believe, has been unable to critically oversee management or to lend an independent, informed judgment to strategy
 – Competitors’ Boards are replete with experienced professionals who have helped their companies outmaneuver Wet Seal
 ▪ Board decisions have been marred with missteps and abrupt changes in course
 – Board consciously decided to move away from the Company’s core strategy of “fast fashion” only to reverse course 18 months later
 – Board has hired three CEOs and three CMOs in just five years
 – We believe this instability has confused customers and disrupted the business
 – Nearly every major Board decision over the last 18 months has been subsequently reversed
 ▪ Board has been inert on several critical questions
 – Board has failed to make a determination on fate of Arden B, which lingers and diverts attention and capital
 – The Board has permitted a lazy balance sheet to persist for years, driving ROIC down
 ▪ Governance has been poor also
 – Board has paid themselves significantly above market norms
 – Directors have sold most of the stock they have been granted
 – Board unilaterally adopted (then redeemed) a 10% threshold poison pill

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
Stockholders Can Empanel A New Board
Dorrit Bern
Former Chairman,
President and CEO of
Charming Shoppes;
Group Vice-President of
Women’s Apparel and
Home Fashions at
Sears
Lynda Davey
Chairman and CEO
of Avalon Group
Ltd; Advisory
Council of Wells
Fargo Retail Finance
Group
Mindy Meads
Former President and
Co-CEO of
Aeropostale; Former
CEO of Lands’ End
John Mills
Former President and
COO of Aeropostale
Raphael Benaroya
Founder, Former
Chairman and CEO of
United Retail Group
(Avenue); Former
Chairman of FAO
Schwarz
The Independent Nominees have the experience and expertise necessary to affect a turnaround at Wet Seal.
Over 30 years of combined specialty retail CEO experience
Current and past board service on 12 public boards
3 of the 5 nominees were CEOs of public specialty apparel companies
Extensive experience in retail operations, merchandising, marketing, e-commerce and stockholder value creation

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
I	Wet Seal’s Record of Underperformance
II	Responsibility for Underperformance Rests with the Incumbent Board of Directors
III	Introduction to the Independent Nominees
IV	How the Nominees Can Help Create Stockholder Value

CLINTON GROUP

Stock Price
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
Jan-07
Oct-07
Aug-08
May-09
Mar-10
Jan-11
Oct-11
Aug-12

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
Performance of Wet Seal Common Stock
From January 1, 2007 to August 22, 2012,(1) Wet Seal’s common stock price declined by 58%.
Source: Capital IQ.
(1) After the close of trading on August 22, 2012, Clinton Group, Inc. announced publicly its intention to solicit fellow stockholders for their written consent to remove four members of the Board of Directors and to replace them and fill the one existing vacant position with independent director nominees.

CLINTON GROUP

Wet Seal Total Return Vs. Peers(1)
Total Return
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
11%
18%
16%
18%
4%
-6%
26%
34%
-14%
-43%
-5%
-24%
-38%
-39%
-43%
-48%
2012
1yr
2yr
3yr
4yr
5yr
6yr
7yr
WTSLA
Peer Index(1)

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
Wet Seal Is A Serial Underperformer
Wet Seal has underperformed against an equal-weighted index of its peer companies over time.
Source: Capital IQ and Company filings. All returns calculated through August 22, 2012 when Clinton Group, Inc. announced publicly its intention to solicit fellow stockholders for their written consent to remove four members of the Board of
Directors and to replace them and fill the one existing vacant position with independent director nominees.
(1) Peer Index includes the specialty retailers listed by Wet Seal in its Form 10-K filed on March 26, 2012, including Abercrombie & Fitch, Aeropostale, American Eagle Outfitters, bebe stores, Body Central, The Gap, Guess?, Pacific Sunwear of
California, rue21 and Urban Outfitters.

CLINTON GROUP

Monthly Comparable Store Sales Performance
15%
10%
5%
0%
-5%
-10%
-15%
-20%
Jan-07
Aug-12

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
Total Company Comparable Store Sales Performance
Comparable store sales declined in 72% of the months from January 2007 to August 2012.
Source: Company filings and press releases.
(1)Represents period from the CEO’s official assumption of CEO duties to the announcement of resignation or termination.
(2)Ed Thomas remained with the Company until January 2011 as interim CEO, when Susan McGalla was hired.
(3)Light shading represents period Susan McGalla was located in Pittsburgh, PA (January 2011 - August 2011), prior to moving to Southern California to join Company headquarters.
Joel Waller (Feb. 05 -
May 07)(1)
Ed Thomas (Oct. 07 - Jul. 10)(1)(2)
Dyan Jozwick (May 06 - May 08)
Maria Comfort (Jul. 08 - Nov. 09)
Harriet Sustarsic
(Nov. 11 - Present)
Susan McGalla (Jan. 11 - Jul.
12)(1)(3)
CEO
Chief Merchandise Officer -
Wet Seal Division
No Permanent
Officer

CLINTON GROUP

10%
5%
0%
-5%
-10%
-15%
1Q07 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12

35%
30%
25%
20%
15%
10%
5%
0%
-5%
-10%
1Q07 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12

25%
20%
15%
10%
5%
0%
-5%
1Q07 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12

$600
$500
$400
$300
$200
$100
$0
ARO
ANF
AEO
GPS
PSUN
BODY
RUE
WTSLA

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
Performance Versus Peers(1)
Source: Individual company filings and Capital IQ.
(1) Peer Index includes the specialty retailers listed by Wet Seal in its Form 10-K filed on March 26, 2012, including Abercrombie & Fitch, Aeropostale, American Eagle Outfitters, bebe stores, Body Central, The Gap, Guess?, Pacific Sunwear of California, rue21 and Urban Outfitters.
(2)Depicts median statistic of relevant metrics for specialty retail peers.
(3)Return on Invested Capital is calculated as tax-effected EBIT divided by average total capitalization for the respective quarter multiplied by four for annualization. EBIT is adjusted for certain charges including asset impairment costs and severance costs. Assumes a 37.5% taxation rate.
(4)EBITDA is earnings before interest, taxes, depreciation and amortization. EBITDA is adjusted for certain charges including asset impairment costs and severance costs.
(5) Source: Capital IQ. Peer Index does not include bebe stores, Guess? or Urban Outfitters, as data for these companies is not available.
Compared to the performance of specialty apparel peers, Wet Seal’s performance has been weak.
Quarterly Comparable Store Sales Growth
Quarterly EBITDA Margin(4)
Quarterly ROIC(3)
FY11 Sales Per Square Foot(5)
Wet Seal
Peers (2)
Wet Seal
Peers(2)
Wet Seal
Peers(2)
SSS Growth
EBITDA Margin
ROIC
Sales Per Square Foot
Median: $337
Wet Seal
Peers (2)

CLINTON GROUP

600
580
560
540
520
500
480
460
440
420
400
Total Stores
$350
$340
$330
$320
$310
$300
$290
$280
$270
$260
$250
Annual Sales / Sq. Ft.
2007
2008
2009
2010
2011
2012
Total Stores
Sales/Sq. Ft., All (Net)

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
Store Count Has Increased While Productivity Has Declined
Wet Seal: FY End Store Count Vs. Sales / Sq. Ft.
Source: Capital IQ and Company filings.
Wet Seal has invested in growing its store base but its merchandising decisions have negatively impacted store productivity.

CLINTON GROUP

($mm)
Wet Seal: Historical Net Cash as Percentage of Market Capitalization
$250
$200
$150
$100
$50
$0
70%
60%
50%
40%
30%
20%
10%
0%
1Q07 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12
Net Cash
Net Cash as a % of Market Cap

75%
50%
25%
0%
-25%
-50%
38.1%
30.6%
16.2%
16.0%
9.0%
8.0%
6.4%
5.0%
2.9%
Average: 10.5%
-26.9%
58.0%
BEBE
BODY
AEO
ARO
GES
RUE
ANF
URBN
GPS
PSUN
WTSLA

| | | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|
| LTM ROIC[(3)] | 4.0% | 21.8% | 13.4% | 18.3% | 18.0% | 29.6% | 8.3% | 14.5% | 20.9% | -17.9% | 1.6% |

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
Capitalization and Return on Invested Capital
Source: Capital IQ and Company filings. As of August 22, 2012, when Clinton Group, Inc. announced publicly its intention to solicit fellow stockholders for their written consent to remove four members of the Board of Directors and to replace them and fill the one existing vacant position with independent director nominees.
(1) Cash including short-term and long-term investments net of debt.
(2) Peer Index includes the specialty retailers listed by Wet Seal in its Form 10-K filed on March 26, 2012, including Abercrombie & Fitch, Aeropostale, American Eagle Outfitters, bebe stores, Body Central, The Gap, Guess?, Pacific Sunwear of
California, rue21 and Urban Outfitters.
(3) LTM is last twelve months. Return on Invested Capital is calculated as tax-effected EBIT divided by average total capitalization for the respective period. EBIT is adjusted for certain charges including asset impairment costs and severance costs. Assumes a 37.5% taxation rate.
Wet Seal is significantly overcapitalized on an absolute basis and relative to its peers, resulting in an inferior return on invested capital.
(1)
Selected Peers(2): Current Net Cash as Percentage of Market Capitalization

CLINTON GROUP

Gap North America
Old Navy North America
Aeropostale
American Eagle
rue21, Inc.
Hot Topic
Chico's
Banana Republic North America
LOFT
Christopher & Banks
Hollister
Forever 21
Wet Seal
Coldwater Creek Inc.
White House Black Market
Ann Taylor
Abercrombie
C.J. Banks
H&M
Urban Outfitters
Torrid
Anthropologie
aerie
abercrombie
Ann Taylor Factory
Arden B
P.S.
77kids
Gilly Hicks
0
200
400
600
800
1000
1200
Total Stores

15%
10%
5%
0%
-5%
-10%
-15%
-20%
-25%
-30%
-35%
-0.7%
-6.5%
-12.1%
-12.5%
-21.6%
-13.8%
-25.0%
-32.1%
-4.1%
-4.1%
1.3%
8.8%
4.8%
-4.5%
-2.9%
4.8%
-0.1%
5.0%
-6.3%
-11.0%
-11.6%
-11.4%
1Q07
2Q07
3Q07
4Q07
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12

($mm)
$10
$5
$0
-$5
-$10
-$15
-$20
-$25
-$30
-4.4
-24.7
-12.5
5.9
0.0
-5.7
2007
2008
2009
2010
2011
2012

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
Arden B. Presents An Unresolved Strategic Quandary
Arden B does not have the scale to be profitable and is a drag on the Company’s overall performance.
Total Stores By Specialty Retail Brand
Arden B. Comparable Store Sales
Arden B. Estimated Free Cash Flow(1)
SSS Growth
Source: Individual company filings, news reports and Capital IQ.
(1) EBIT plus Depreciation & Amortization less Capital Expenditures less an allocation of Corporate Expenses based on Arden B. revenue as a percentage of total revenues.

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
I	Wet Seal’s Record of Underperformance
II	Responsibility for Underperformance Rests with the Incumbent Board of Directors
III	Introduction to the Independent Nominees
IV	How the Nominees Can Help Create Stockholder Value

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
Incumbent Board Has Record of Poor Stewardship
■ The incumbent Board has overseen years of continuous underperformance
 – Try as they might, they have been unable to find a formula to create value for stockholders
 – We believe this largely stems from a lack of relevant experience and, therefore, an inability to think critically about the Company’s strategy and direction
■ Moreover, the incumbents have failed to fulfill the most basic responsibilities of a Board
 – There has been a lack of succession planning; the Board has replaced three CEOs without any successor waiting-in-the-wings
 – Strategic direction has changed frequently, causing disruption in the business and confusion among customers
 – The Company has had several versions of its “fast fashion” approach, followed by a determination to move away from “fast fashion”, followed by a return to it
 – Meanwhile, Arden B appears to have no strategic direction: the Board has been unable to decide on a direction or fate for the money-
 losing division
 – Capital allocation has been poor, with more than $100 million in cash sitting, unused on the balance sheet, since 2008
 – Troubling governance decisions
 – Board hastily adopted a poison pill, when there was no apparent threat, only to redeem weeks later after talking with stockholders
 – Bylaws appear to preclude consent solicitations, even though under Delaware law they are permitted (i.e. a “head fake”)
 – Board has a history of awarding excessive pay to itself and of selling stock regularly
 – Recently awarded themselves “supplemental” pay to take on the “significant additional” duties of reviewing the “capital plan and strategic initiatives”(1)
 – The Board needed to be scolded by stockholders before they agreed to rescind their poor decision
We believe stockholders cannot rely on the incumbent Board to make good decisions.
(1) Wet Seal, Inc. press release dated August 21, 2012 and Form 10-Q for the period ended July 28, 2012. Rescinded on September 20, 2012.

CLINTON GROUP

$90,000
August 2012 Supplemental Pay[3]
$200,000
$126,250
WTSL.A
NACD Median

$265,000
$181,559
WTSL.A
NACD Median

39%
61%
Shares Retained
Shares Sold

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
Director Pay Is Excessive Given Performance
Over their tenure, the current Wet Seal directors have realized more than $16 million(1) in compensation, equal to $435k per director per year.
Source: Company filings and 2011/12 NACD Director Compensation Study for “Small” publicly-traded companies with sales between $500 million and $1 billion.
(1)Calculated as the sum of the cash compensation received, plus the value of shares granted and still owned (at a per share price of $3.11, the closing price on September 20, 2012), plus the proceeds received by the directors in their stock sales as reported on SEC Form 4.
(2)Since 2004, the current WTSL.A Directors have been granted 3,363,911 shares of stock and currently own 1,307,492 (39%) shares as reported on management’s preliminary revocation statement (dated Sept. 14, 2012).
(3)On August 21, 2012, the company announced supplemental director compensation for members of the Strategic Oversight Committee consisting of three of four non-chair directors on the board. Rescinded on September 20, 2012.
2011 Non-Chair Director Compensation
2011 Chairman Compensation
2004-2012 Stock Ownership(2)

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
Board’s Independent Judgment Cannot Be Relied Upon - Part I
Original Decision	Clinton Group Response / Feedback	Board’s About-Face
Hired Susan McGalla as CEO (PR, 1/11/11)	“We cannot wait … any longer for [Ms. McGalla] and her team to take effective action to stem the Company’s chronic underperformance.” (Letter, 6/15/12)	Terminated Susan McGalla as CEO (PR, 7/25/12)
Announced new strategy, moving away from fast fashion (Transcript, 5/19/11)	“We believe the Company can be turned around and perform well for investors, customers and employees. We are not convinced the Company is on that path.” (Letter, 6/15/12)	Announced return to previous fast fashion merchandising approach (Transcript, 8/21/12)
Nominated five directors with no specialty retail experience (Annual Meeting, 5/16/12)
“We believe it is time for the Board itself to undergo a significant overhaul and to bring in new independent directors that possess significant experience in specialty retailing, junior and women's apparel.” (Preliminary Consent Solicitation, 8/30/12)
Appointed two former specialty retail executives to the Board (PR, 9/20/12)
Awarded directors $200,000 in annual compensation (See proxy materials, 5/16/12)	“The directors of Wet Seal have been compensated very well, in excess of the average for directors of companies this size.” (Letter, 9/5/12)	Reduced the annual total compensation payable to directors by $25,000 effective fiscal 2013 (8-K, 9/20/12)
Set-up strategic oversight committee (PR, 8/21/12)	“[C]onsidering the Company’s optimal capital structure and reviewing potential strategic alternatives … [are] ordinary Board tasks.” (Letter, 9/5/12)	Disbanded strategic oversight committee (8-K, 9/20/12)
The Board has repeatedly made the wrong decision, reversing course shortly thereafter (but only after prompting from stockholders)

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
Board’s Independent Judgment Cannot Be Relied Upon - Part II
Original Decision	Clinton Group Response / Feedback	Board’s About-Face
Awarded supplemental director compensation (8-K, 8/21/12)
“The act of granting one another this compensation, in the midst of an operating and stock performance collapse, is yet another example of this Board’s failure to act faithfully in the interest of shareholders.” (Letter, 9/5/12)
Rescinded supplemental director compensation (8-K, 9/20/12)
Adopted Shareholder Rights Plan with 10% threshold (8-K, 8/21/12)
“We know of no stockholder who has asked the Board to block a buyer of the stock from being able to purchase stock. With such an unusually low triggering threshold, it is obvious that the pill is intended merely to entrench the underperforming Board.” (Letter,
9/19/12)
Rescinded Shareholder Rights Plan (8-K, 9/20/12)
Left more than $100 mm on the balance sheet, uncritically, since 2008	“The Board should take the steps we have been suggesting to return excess capital to shareholders immediately.” (Letter, 7/23/12)	Announced hiring of Guggenheim Securities and Peter J. Solomon to act as financial advisors (PR, 8/21/12)
Failure to consider strategic alternatives	“The Company should hire an investment bank an task it with immediately identifying interested buyers.” (Letter, 7/23/12)	Announced hiring of Guggenheim Securities and Peter J. Solomon to act as financial advisors (PR, 8/21/12)
Key Question For Stockholders:
Going forward, what will compel the Board to reverse its bad decisions if it no longer faces the threat of being removed?
The Board has repeatedly made the wrong decision, reversing course shortly thereafter (but only after prompting from stockholders)

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
Board’s Recent Hail Mary Pass Is No Touchdown For Stockholders
▪ On September 20, 2012, the Board took steps to correct its errant ways:
 – Suddenly, the Board believes it is overpaid and is cutting its pay
 – Suddenly, the Board has decided it should not have adopted a poison pill with a 10% threshold, and has reversed course
 – Suddenly, the Board recognizes the need for specialty retail experience and has added two directors with such experience
 – Suddenly, the Board hired a banker to review the $100 million in excess capital sitting on the balance sheet for more than four years
 – Suddenly, the Board is going to consider the Company’s strategic alternatives, not as a “additional” duty worth of “supplemental” pay, but as part of the Board’s main-line responsibilities
▪ We do not believe these last-minute actions are anything but a calculated attempt to appease stockholders temporarily
 – The directors have severed for an average of seven years
 – These admittedly constructive actions cannot erase the record of years of underperformance
 – We have no assurance that the Board, left alone, will not go back to its old ways, making one poor decision after another
▪ Board’s addition of two new members this week does not solve the longstanding issues or provide expert assistance to the Company
 – Kathy Bronstein has specialty retail experience, but she also threatened to sue the Company in 2003 (when she was fired by Wet Seal)
 for “humiliation” and “emotional distress” (among other things), resulting in a payment to her of more than $2 million(1)
 – John Goodman has 11 months of experience as the Chief Executive Officer of a specialty retailer, no more
 – This hastily assembled duo are emblematic of the Board’s issues: lack of thoughtfulness and planning, knee-jerk reaction and sup-
 optimal execution
▪ These actions do not change the fundamental, underlying problem: A group of five directors with little relevant experience remain in control of the Company and of the stockholders’ fate despite a record of creating poor results for stockholders
(1) See Wet Seal Form 10-Q, filed September 12, 2003.

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
Summary: The Case For Change
■ The Company has no CEO: the most critical decision now facing the Company is picking the right leader
 – Current Board has made a series of costly mistakes (many of which they recognized only later and reversed), including mistakes in hiring
 – Company needs a Board with extensive specialty retail expertise and professional networks to pick the right leader next
 – A talented CEO will likely only work for an experienced Board that can mentor and provide substantive input to strategy
 – Current Board summarily fired the last CEO just ten months after she arrived in California; who will take that risk?
■ Overseeing the business with insight and constructive input is required to ensure a successful turnaround in performance
 – Current Board has demonstrated it lacks the specialty retail experience to identify problems early and improve operations
 – Examples include: repeated and continuing failures in merchandising, eCommerce, social media, loyalty programs, store operations
 – For 60 months, the business has been comp’ing negative too frequently; lack of effective change and response is obvious
 – A Board of specialty retail experts could solve this problem for stockholders
■ Ensuring the Company selects the right strategy and is nimble against fierce competition requires incisive leadership, which has been lacking
 – The Company has lost market share to H&M and Forever 21, despite its first-mover advantage
 – The right strategy has remained elusive for this Board: just 18 months ago it picked one direction and has now reversed course
 – No demonstration by this Board that it has a good compass for strategy; no reason to have confidence in current direction
■ This Board has allowed an over-equitized balance sheet to persist for too long
 – Cash is a big drag on ROIC and stockholder value, yet the Board has largely avoided the issue
■ The Board has failed to take decisive action with respect to Arden B, which has cost stockholders more than $40 million in the last six years
 – The failure to deal with this money-losing division demonstrates indecisiveness of the Board in the face of value destruction
■ Inexplicable track record of reversing prior decisions, an admission of poor decision making and bad process
 – Nearly every major decision made in last 18 months has subsequently been reversed: hiring the last CEO, changing the strategy, nominating only incumbents, adopting a pill, raising Board pay, and setting up a special committee
■ Latest, belated, attempt to correct prior poor judgment is not sufficient to undo years of missteps or generate confidence in the Board’s judgment

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
Independent Research Analysts Agree That Change is Required
(1) Jeff Van Sinderen, Research Update on Wet Seal, B. Riley & Co., LLC, August 22, 2012 on page 2 and 3. No permission has been sought from B. Riley & Co., LLC or Mr. Van Sinderen to include his commentary in this presentation.
(2) Eric Beder, Company Update on Wet Seal, Brean Murray Carret & Co., August 30, 2012 on page 1. No permission has been sought from Brean Murray Carret & Co. or Mr. Beder to include his commentary in this presentation.
"We simply do not believe that the current team has the skill set necessary to successfully execute a turnaround/return to fast fashion and that represents the greatest risk to salvaging shareholder value in our view. We feel that this situation calls for a sweeping board change and a swift implementation of a new skilled team. Otherwise, we strongly believe that further and perhaps terminal erosion of shareholder value will occur. … At best, over time, we believe that [the current] team might be able to get the business “less bad”, perhaps reducing cash burn, but that certainly does not equal a sustainable turnaround, which we strongly believe will be elusive without a regime change. … It is time for shareholders to act swiftly to replace the board and put in a strong leader with a proven skill set in fast fashion, capable of rebuilding the team and executing a turnaround. In our estimation, private market value is considerably higher than the current stock price, but that will not be realized unless there is a relatively quick regime change at WTSLA.”(1)
“We note that investor activists continue to push for a sale of the company and a new Board of Directors, both of which would also be seen as potential positive catalysts.”(2)

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
I	Wet Seal’s Record of Underperformance
II	Responsibility for Underperformance Rests with the Incumbent Board of Directors
III	Introduction to the Independent Nominees
IV	How the Nominees Can Help Create Stockholder Value

CLINTON GROUP

## The Nominees have superior operating experience in the retail sector.

| | Independent Nominees | | | | | Legacy Directors Before Clinton Group's Involvement | | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| | | | | | | Director to Remain | Existing Directors Sought to be Replaced | | | |
| | Raphael Benaroya | Dorrit Bern | Lynda Davey | Mindy Meads | John Mills | Kenneth Reiss | Jonathan Duskin | Sidney Horn | Hal Kahn | Henry Winterstern |
| **Operating Experience** | | | | | | | | | | |
| Specialty Retail CEO | ✓ | ✓ | | ✓ | | | | | | |
| Specialty Retail COO | | | | | ✓ | | | | | |
| Public Company CEO | ✓ | ✓ | | ✓ | | | | | | |
| Retail Operations | ✓ | ✓ | | ✓ | ✓ | | | | ✓ | |
| Merchandising | | ✓ | | ✓ | | | | | ✓ | |
| Marketing to Juniors | ✓ | ✓ | | ✓ | ✓ | | | | ✓ | |
| E-Commerce to Juniors | ✓ | ✓ | | ✓ | ✓ | | | | | |
| Branding | ✓ | ✓ | | ✓ | ✓ | | | | ✓ | |
| Specialty Retail Real Estate | ✓ | ✓ | | ✓ | ✓ | | | | | |
| **Other Experience and Status** | | | | | | | | | | |
| Capital Structure / M&A | ✓ | ✓ | ✓ | | | | ✓ | | | ✓ |
| Audit Committee of Public Company [(1)] | | ✓ | ✓ | | | ✓ | | ✓ | ✓ | |
| Comp. Committee of Public Company [(2)] | ✓ | ✓ | | ✓ | | | ✓ | ✓ | ✓ | |

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
Credentials of Independent Nominees and Long-Tenured Directors
(1)Source: Capital IQ. Excludes membership on audit committee of Wet Seal.
(2)Source: Capital IQ. Excludes membership on compensation committee of Wet Seal.

CLINTON GROUP

- Specialty Retail CEO
- Public Company CEO
- Retail Operations
- Marketing to Juniors
- E-Commerce to Juniors
- Branding Experience
- Specialty Retail Real Estate
- Capital Structure / M&A
- Served on Public Company Compensation Committee

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
Raphael Benaroya
Mr. Benaroya founded the United Retail Group, Inc., a multi-channel fashion retailer of women's apparel and accessories, in 1987. He served as a Chairman,
CEO and President of the United Retail Group, growing it to 550 stores in malls and shopping centers in 36 states, until it was sold in 2007 to PPR, a French conglomerate owning Gucci, YSL and Botega. Mr. Benaroya is currently the Executive Chairman of Kid Brands, Inc., a children's retail company focusing on a variety of product lines, where he has served since 1993. He has also been a managing partner of Biltmore Capital, LLC, an investment firm specializing in non
-performing debt, since 2008 and a managing partner at American Licensing Group, L.P., a marketing firm specializing in licensing and product extension of consumer goods brands since 2005. From 2008 to 2010, he served as a business advisor to D.E. Shaw Co., a private investment fund, and, from 2008 to 2009, he oversaw private equity investments for FAO Schwartz, a toy retailer. From 1984 to 1989, he was President and CEO of the Sizes Unlimited and Lerner
Woman Divisions of The Limited, another retailer of women's apparel and accessories. Prior to The Limited, Mr. Benaroya held executive positions with
General Mills ("GMI") at its Minneapolis headquarters, after which he joined the management group of GMI's IZOD Lacoste division that led its explosive growth in the 1980s.
He also serves as a member of the board of directors of Aveta, Inc., a provider of managed healthcare services, since 2011.
Mr. Benaroya's qualifications as a director include his expertise as an executive in a variety of retail industries, including in women's apparel retailing, and his experience serving as a member of several public company boards of directors.
Relevant Experience
Wet Seal Qualifications
Ownership
Mr. Benaroya purchased 100,000 shares with cash on August 13, 2012 at an average price of $3.101.

CLINTON GROUP

- Specialty Retail CEO
- Public Company CEO
- Retail Operations
- Merchandising
- Marketing to Juniors
- E-Commerce to Juniors
- Branding Experience
- Specialty Retail Real Estate Experience
- Capital Structure / M&A
- Served on Public Company Audit Committee
- Served on Public Company Compensation Committee
- Instructor at Wharton Business School on Board education

Ms. Bern purchased 18,000 shares with cash on August 29, 2012 at an average price of $2.8317.

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
Dorrit Bern
Ms. Bern is the former Chairman of the Board, Chief Executive Officer and President of Charming Shoppes Inc., a specialty retailer specializing in women's plus-size fashion, where she served from 1995 to 2008. Ms. Bern formulated a new business strategy to save Charming Shoppes from bankruptcy and grew the corporation from a $1 billion single-channel, bricks-and-mortar retailer, to a $3 billion multi-channel corporation with e-commerce and catalog direct marketing. Prior to that time, Ms. Bern was Group Vice-President of women's apparel and home fashions for Sears, Roebuck and Co., a department store retailer, where she was the first female officer in Sears's history and authored "The Softer Side of Sears" initiative.
Ms. Bern served on the board of directors of Southern Company, one of the largest generators of electricity in the United States, from 1999 to 2008 as
Chairperson of the Finance Committee and a member of the Audit Committee. She also served on the board of directors of the Brunswick Corporation, a market leader in the marine, fitness and bowling and billiards industries, from 2000 to 2005 as a member of the Audit and Compensation Committees, and on the board of directors of OfficeMax Inc., an office supply retailer, from 2006 to 2010 on the Audit and Executive Compensation Committees. More recently, from 2009 until April 2012, Ms. Bern was a trustee for Pennsylvania Real Estate Investment Trust, a REIT specializing in shopping malls and power centers in the eastern United States. In addition, Ms. Bern was a member of the advisory board for U.S. Foodservice, a division of Ahold Inc., an international supermarket operator, and a board member of the National Retail Federation from 1996 to 2008. She was the Edward V. Fritsky Chair in Leadership at the
University of Washington from 2009 to 2010, and currently serves on their Foster Business School board. Ms. Bern is currently a member of The Committee of
200, America's Women Business Leaders, and a member of the board of directors of the Jay H. Baker Retailing Center at the Wharton Business School at the
University of Pennsylvania, where she is also an instructor in Continuing Board Education for corporate board members.
Ms. Bern's qualifications as a director include her expertise as an executive in the women's apparel retail industry and her experience serving as a member of several public company boards of directors and instructing others on board operations and duties.
Relevant Experience
Wet Seal Qualifications
Ownership

CLINTON GROUP

- Capital Structure / M&A
- Served on Public Company Audit Committee

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
Lynda Davey
Ms. Davey has served as Chairman and Chief Executive Officer of Avalon Group Ltd, a boutique investment bank, and Avalon Securities Ltd, one of the few woman-owned FINRA and SEC-registered broker-dealers, since she co-founded the companies in 1992. She has broad expertise working with consumer product and retail companies, helping to strategically position them for success by focusing on balanced capitalization, developing strategic growth plans and optimally structuring transactions. Prior to Avalon, Ms. Davey was President of Tribeca Corp., a merchant bank with large equity investments in public consumer companies and private buyouts, and worked at Salomon Brothers Inc., an investment bank, on public offerings, divestitures, acquisitions and private placements for clients in a variety of industries.
Ms. Davey currently serves on the board and chairs the Audit Committee of the Girl Scouts Council of Greater New York and is a Manager of Verite Capital
Partners, LLC, a private investment fund. From 1998 to 2011, she served on the Advisory Council of Wells Fargo's Capital Finance Group and its predecessor entity, the Paragon Capital Retail Group. She has previously served as a board member and Chairman of the Audit Committee for ICTS International, an
Amsterdam-based public securities firm, a board member of Tuffy Associates Corp., a private auto service franchiser, a board member of Jane Cosmetics, a private cosmetics company, and a board member of Textus Industries, Inc., a private textile company. In addition, Ms. Davey was a founding member of the
Advisory Board of the Fashion Institute of Technology's Center for Design Innovation.
Ms. Davey's qualifications as a director include her knowledge of consumer product and retail companies, her experience as an executive and her expertise in investment banking and corporate transactions.
Relevant Experience
Wet Seal Qualifications

- Specialty Retail CEO
- Public Company CEO
- Retail Operations
- Merchandising
- Marketing to Juniors
- E-Commerce to Juniors
- Branding Experience
- Specialty Retail Real Estate Experience
- Served on Public Company Compensation Committee

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
Mindy Meads
Ms. Meads was President and Co-Chief Executive Officer of Aeropostale, Inc. from 2007 to 2010, where she reinvigorated the merchandise assortment, strengthened the fashion value equation and led the development and successful launch of "P.S.," Aeropostale's Kids Division. Under her leadership,
Aeropostale became the fastest growing apparel company in the United States, recognized in 2010 as one of The Fortune 100 Fastest Growing Companies and
expanding to more than 920 stores in 49 states, Puerto Rico and Canada. During her time at Aeropostale, Ms. Meads drove a 50% increase in overall sales, including a 22% CAGR in e-commerce sales, and the achievement of a double digit operating margin, leading to an increase of more than 350% in net earnings per diluted share. A seasoned operating and merchandising executive, Ms. Meads served as Chief Executive Officer of Lands' End, the apparel retailer that is now a division of Sears Holding Corporation, where she successfully built the organization's global brand around quality, value and service from 2003 to 2005.
During her tenure, revenues grew from $650 million to $2 billion resulting in a significant increase in EBITDA. The company expanded into Germany, Japan and the UK and became the #1 internet retail apparel site in the United States. Prior to that time, Ms. Meads held a variety of executive merchandising and operating positions at Lands' End, Sears, Gymboree, The Limited and R.H. Macy's, all nationwide retailers.
She is a former director of the Federal Reserve Board for the 7th District (Chicago) and currently serves on the board of directors of Mela Sciences, Inc, a publicly held biotech company, and is a member of The Committee of 200, America's Women Business Leaders. In addition, she has served as a trustee of The
Master School, a private high school in New York, since October 2010.
Ms. Meads' qualifications as a director include her expertise as a merchandising and operating executive in the apparel retail industry and her board experience.
Relevant Experience
Wet Seal Qualifications

CLINTON GROUP

- Specialty Retail COO
- Retail Operations
- Marketing to Juniors
- E-Commerce to Juniors
- Branding Experience
- Specialty Retail Real Estate Experience

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
John Mills
Mr. Mills has been President of SDE, a consulting firm that specializes in the retail sector, store operations and growth strategies, since 2006. From 2004 to
2006, he served as Chairman of the Board of G and G Stores Inc., a specialty retailer focused on teenage women. From 2000 to 2004, Mr. Mills served as the
President and Chief Operating Officer of Aeropostale Inc., an apparel and accessories retailer, where he was responsible for growing the company's footprint to over 500 stores. He also served on the board of directors of Aeropostale from 1998 until 2004 and as Executive Vice President -- Director of Operations from
1998 to 2000. From 1994 to 1998, he held several executive positions in operations for Federated Specialty Stores, the specialty retail division of Federated
Department Stores Inc., the parent company of several large department store chains. Prior to joining the specialty store division of R.H. Macy & Co. Inc. in
1988 as Vice President of Operations, Mr. Mills held various executive positions with the company's Bamberger's division, Abraham & Strauss and M.
Fortunoff's.
Mr. Mills has served as a private advisor to Cerberus Capital and Rosewood Capital and currently serves on the boards of directors of Marc Ecko Enterprises, a global fashion and lifestyle company, and VILLA, Inc., an apparel and footwear retailer.
Mr. Mills's qualifications as a director include his expertise as an executive in the apparel retail industry, his advisory practice and his experience as a member of the board of directors for several private companies.
Relevant Experience
Wet Seal Qualifications

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
I	Wet Seal’s Record of Underperformance
II	Responsibility for Underperformance Rests with the Incumbent Board of Directors
III	Introduction to the Independent Nominees
IV	How the Nominees Can Help Create Stockholder Value

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
How Our Nominees Can Help Create Stockholder Value
■ With deep operating experience, the Nominees can provide active oversight and direction to management
 – Dorrit Bern and Mindy Meads have the merchandising experience to reconnect with the company’s core customers
 – Raphal Benaroya has already studied 12 locations and identified problems with order management, assortment and presentation
 – John Mills knows the key metrics to evaluate store operations and real estate decisions, especially with respect to challenged Arden B
 – Lynda Davey understands the company’s capital structure in relation to the company’s peers and knows how to evaluate strategic alternatives
■ Hire a talented Chief Executive who brings merchandising vision and operational prowess
 – With extensive industry networks, the Nominees can successfully identify and recruit a talented CEO
 – A good candidate will want expertise on the Board and accomplished mentors to provide guidance and input
■ Launch comprehensive merchandising initiatives to transition the company back to fast fashion leadership
■ Optimize store operations by re-thinking the customer experience in relation to competitors, mall traffic and merchandise
■ Make a decision about the fate of Arden B, which is too small to be additive
■ Rationalize the real estate footprint with quantitative and qualitative analyses
■ Fix the company’s eCommerce and marketing strategies, modernizing the company’s approach and execution
■ Perform an objective review of the Company’s strategic alternatives

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
How Our Nominees Can Help Create Stockholder Value
With active oversight, the Nominees are ready, willing and able to chart a path to success and implement change Day 1.
Identify and Hire a CEO (Entire Board)
▪ A new, independent Board (absent of a long history of
 underperformance) will be able to hire the best CEO
 possible for Wet Seal
▪ Three Nominees are ex-CEOs in specialty retail and know
 the factors and qualities to succeed
▪ Years of operating experience have led to the development
 of extensive networks of candidates
▪ A strong candidate will want industry expertise on the
 Board and accomplished mentors to provide guidance
▪ The Nominees understand the tremendous value potential
 in Wet Seal and will look for that “vision” with CEO
 candidates
Merchandising Initiatives (Dorrit Bern and Mindy Meads)
▪ A newly formed “Merchant Committee” of the Board will
 provide expertise and oversight of the Company’s
 merchandising functions
▪ Active review of best and worst selling products, market
 and competition, and fashion trends
▪ Guide and support merchants to refocus time-tested
 strategy of “Fast Fashion”
▪ Make Wet Seal a destination by differentiating itself from competition
▪ Take a data-driven approach to planning, testing and re-
 ordering
▪ Solidify pricing and promotional strategy
The nominees have merchant experience in specialty retail and are ready to “roll up their sleeves” and lend their expertise.
The nominees have the board and operating experience in specialty retail to hire the best CEO available for long-term success.

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
How Our Nominees Can Help Create Stockholder Value
With active oversight, the Nominees are ready, willing and able to chart a path to success and implement change Day 1.
Optimizing Store Operations (Raphael Benaroya and John Mills)
▪ The nominees have visited numerous stores and have done
 their due diligence
▪ Improve traffic with targeted, rapid change displays
▪ Return to the “Runway” central display which instructs the customer on outfit composition
▪ Adjust in-store signage to highlight new items
▪ Add order management processes and systems to
 understand inventory velocity
Decide the Fate of Arden B. (Entire Board)
▪ Evaluate whether it can be fixed and eventually expanded
 to critical mass
▪ Understand the exit costs versus annual cash flow burn
▪ Evaluate Arden B. stores which can be converted to smaller footprint Wet Seal stores
The nominees will make the tough decision on Arden B. to develop a path to success and expansion or to exit and focus on Wet Seal.
The nominees have operations experience in specialty retail and know how to maximize individual store-level profitability.

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
How Our Nominees Can Help Create Stockholder Value
With active oversight, the Nominees are ready, willing and able to chart a path to success and implement change Day 1.
eCommerce and Marketing (Entire Board)
▪ Correct Wet Seal’s stale internet and social media presence and re-energize the core customer
▪ “Speak their language” and “like what they like”
▪ Use social media to create a buzz and drive traffic
▪ Use the Company’s web site as its “signature” and portal
 rather than its clearance channel
▪ Sharpen pricing strategy to yield better gross margin
 dollars
Lead the Evaluation of Strategic Alternatives (Lynda Davey and Entire Board)
▪ Evaluate and implement the optimal capital structure to
 yield stockholder returns
▪ Understand best use of excess cash
▪ Be open to dialogue with strategic and financial buyers
The nominees’ expertise in specialty retail allow them to understand and communicate with the core customer.
The nominees will be responsible stewards of stockholder capital and seek to maximize value without concern for their longevity and income.
Rationalize Real Estate Footprint (John Mills)
▪ Identify optimal four-wall store economics
▪ Evaluate which stores are not profitable and whether they
 can be resurrected
▪ Opportunistically negotiate more favorable terms
▪ Apply data driven economic tests to each store to optimize profitability
The nominees can evaluate the company’s real estate position and go-forward strategy.

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
Contact Information
Clinton Group Corporate Office:
9 West 57 Street
26th Floor
New York, New York 10019
Contacts:
Gregory P. Taxin, Managing Director
Tel: +1 (212) 825 0400

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Globally Diversified Investment Institution Specializing In Alternative Investment Strategies
Disclaimers
THIS PRESENTATION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY. IT DOES NOT HAVE REGARD TO THE SPECIFIC INVESTMENT OBJECTIVE, FINANCIAL
SITUATION, SUITABILITY, OR THE PARTICULAR NEED OF ANY SPECIFIC PERSON WHO MAY RECEIVE THIS PRESENTATION, AND SHOULD NOT BE TAKEN AS ADVICE ON
THE MERITS OF ANY INVESTMENT DECISION. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF CLINTON SPOTLIGHT FUND, L.P., CLINTON SPOTLIGHT
MASTER FUND, L.P., CLINTON RETAIL OPPORTUNITY PARTNERSHIP, L.P., CLINTON SPECIAL OPPORTUNITIES MASTER FUND, LTD., CLINTON GROUP, INC., GEORGE E.
HALL, RAPHAEL BENAROYA, DORRIT M. BERN, LYNDA J. DAVEY, MINDY C. MEADS AND JOHN S. MILLS (COLLECTIVELY, THE “PARTICIPANTS”), AND ARE BASED ON
PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO THE WET SEAL, INC. (THE “ISSUER”).
EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS ADDRESSED IN THIS PRESENTATION ARE FORWARD-LOOKING STATEMENTS THAT
INVOLVE CERTAIN RISKS AND UNCERTAINTIES. YOU SHOULD BE AWARE THAT ACTUAL RESULTS COULD OFFER MATERIALLY FROM THOSE CONTAINED IN THE
FORWARD-LOOKING STATEMENTS. THE PARTICIPANTS ASSUME NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.
THE PARTICIPANTS RESERVE THE RIGHT TO CHANGE ANY OF THEIR OPINIONS EXPRESSED HEREIN AT ANY TIME AS THEY DEEM APPROPRIATE. THE PARTICIPANTS
DISCLAIM ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN.
THE PARTICIPANTS HAVE NOT SOUGHT OR OBTAINED CONSENT FROM ANY THIRD PARTY TO USE ANY STATEMENTS OR INFORMATION INDICATED IN THIS
PRESENTATION AS HAVING BEEN OBTAINED OR DERIVED FROM STATEMENTS MADE OR PUBLISHED BY THIRD PARTIES. ANY SUCH STATEMENTS OR INFORMATION
SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN. NO WARRANTY IS MADE THAT DATA OR
INFORMATION, WHETHER DERVED OR OBTAINED FROM FILINGS MADE WITH THE SEC OR FROM ANY THIRD PARTY, ARE ACCURATE.
THE PARTICIPANT SHALL NOT BE RESPONSIBLE OR HAVE ANY LIABILITY FOR ANY MISINFORMATION CONTAINED IN ANY THIRD PARTY SEC FILING OR REPORT. THERE
IS NO ASSURANCE OR GUARANTEE WITH RESPECT TO THE PRICES AT WHICH ANY SECURITIES OF THE ISSUER WILL TRADE, AND SUCH SECURITIES MAY NOT TRADE
AT PRICES THAT MAY BE IMPLIED IN THE PRESENTATION. ANY ESTIMATES, PROJECTIONS AND PRO FORMA INFORMATION SET FORTH IN THIS PRESENTATION ARE
BASED ON ASSUMPTIONS THAT THE PARTICIPANTS BELIEVE TO BE REASONABLE, BUT THERE CAN BE NO ASSURANCE OR GUARANTEE THAT ACTUAL RESULTS OR
PERFORMANCE OF THE ISSUER WILL NOT DIFFER, AND SUCH DIFFERENCES MAY BE MATERIAL.
 THIS PRESENTATION DOES NOT RECOMMEND THE PURCHASE OR SALE OF ANY SECURITY. UNDER NO CIRCUMSTANCES IS THIS PRESENTATION TO BE USED OR
CONSIDERED AS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER BUY ANY SECURITY. THE PARTICIPANTS CURRENTLY OWN AN AGGREGATE OF APPROXIMATELY
7.00% OF THE OUTSTANDING CLASS A COMMON STOCK OF THE ISSUER. THE PARTICIPANTS INCLUDE FUNDS AND ACCOUNTS THAT ARE IN THE BUSINESS OF TRADING
- BUYING AND SELLING - PUBLIC SECURITIES. IT IS POSSIBLE THAT THERE WILL BE DEVELOPMENTS IN THE FUTURE THAT CAUSE ONE OR MORE OF THE PARTICIPANTS
FROM TIME TO TIME TO SELL ALL OR A PORTION OF THEIR SHARES IN OPEN MARKET TRANSACTIONS OR OTHERWISE (INCLUDING VIA SHORT SALES). BUY ADDITIONAL
SHARES (IN OPEN MARKET OR PRIVATELY NEGOTIATED TRANSACTIONS OR OTHERWISE) OR TRADE IN OPTIONS, PUTS CALLS OR OTHER DERIVATIVE INSTRUMENTS
RELATING TO SUCH SHARES.
 ALL STOCKHOLDERS OF THE ISSUER ARE ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF
CONSENTS BY THE PARTICIPANTS FROM THE STOCKHOLDERS OF THE ISSUER BECAUSE THEY CONTAIN IMPORTANT INFORMATION. THE DEFINITIVE CONSENT
STATEMENT AND ACCOMPANYING CONSENT CARD WERE MAILED TO STOCKHOLDERS OF THE ISSUER ON OR ABOUT SEPTEMBER 10, 2012 AND ARE, ALONG WITH
OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE
COPIES OF THE DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD WITHOUT CHARGE AT HTTP://WWW.MYPROXYONLINE.COM/WETSEAL OR
UPON REQUEST. INFORMATION RELATING TO THE PARTICIPANTS IS CONTAINED IN THE DEFINITIVE CONSENT STATEMENT FILED BY THE PARTICIPANTS WITH THE SEC
ON SEPTEMBER 10, 2012.